UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

Oshkosh B'Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)
112 Otter Avenue Oshkosh, Wisconsin 54901 (Address of principal executive offices)

(920) 231-8800
 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In a press release issued February 17, 2005, OshKosh B'Gosh, Inc. (Company) announced that David L. Omachinski (the Company's President and Chief Operating Officer) and Paul A. Lowry (a Vice President of the Company) resigned from the Company's board of directors effective February 15, 2005. Mr. Omachinski, President and Chief Operating Officer, and Mr. Lowry, Vice President - Retail, will retain their current positions as officers of the Company. Mr. Omachinski's and Mr. Lowry's resignations, in conjunction with a reduction of the Company's board of directors from nine members to seven members (as disclosed below) will ensure that the Company has a majority of outside, independent, directors as it pursues the process of considering strategic alternatives (as discussed below).

The copy of the press release is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 15, 2005, the Board of Directors of Oshkosh B'Gosh, Inc. amended the Bylaws of Oshkosh B'Gosh, Inc. by amending and restating Section 11, effective immediately. The complete Bylaws of OshKosh B'Gosh, Inc. as amended are restated and attached as Exhibit 3.2. This amendment to Section 11 of the Bylaws reduces the size of the Board of Directors from nine to seven members, effective February 15, 2005.

Item 8.01 Other Events

Also in the February 17, 2005, press release, the Company announced that in an effort to maximize shareholder value it has retained Goldman, Sachs & Co., a longtime financial advisor to the Company, to assist the Company in evaluating strategic alternatives, including a possible sale of the Company.

The copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
  Exhibits
Exhibit No.	Description
3.2	Bylaws of Oshkosh B'Gosh, Inc. stated to include all amendments adopted through February 15, 2005

99.1	Press release of OshKosh B'Gosh, Inc. dated February 17, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2005	By: /S/ MICHAEL L. HEIDER

Michael L. Heider
Vice President Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.2	Bylaws of Oshkosh B'Gosh, Inc. stated to include all amendments adopted through February 15, 2005

99.1	Press release of OshKosh B'Gosh, Inc. dated February 17, 2005.